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DCR
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Duff & Phelps Credit Rating Co.


                                                           55 East Monroe Street
                                                         Chicago, Illinois 60603
                                                                  (312) 368-3100
                                                              FAX (312) 368-3155


                                                     Exhibit 11


                      CONSENT OF DUFF & PHELPS CREDIT RATING CO.

              We hereby consent to the references to our name under the Caption "Rating of Fund Shares" in the form of prospectus to be included in Post-Effective Amendment No. 17 to the Registration Statements on Form N-1A of Command Government Fund, Command Money Fund (the "Fund's") and to the filing of this consent with the Securities and Exchange Commission as an exhibit to such Post-Effective Amendment.


August 20, 1997                               DUFF & PHELPS CREDIT RATING CO.


                                              By: /s/ Daryl R. Leehaug
                                                 ----------------------------
                                                  Name: Daryl R. Leehaug
                                                  Title: Senior Vice President




CHICAGO                           NEW YORK                              LONDON